Exhibit 99.1
ONCOTHYREON ANNOUNCES PRICING OF
$14.9 MILLION PRIVATE PLACEMENT
SEATTLE, WASHINGTON — September 24, 2010 — Oncothyreon Inc. (Nasdaq: ONTY), announced it has entered into a securities purchase agreement in connection with a private placement. Upon the closing of the private placement, Oncothyreon will receive gross proceeds of approximately $14.9 million resulting from the sale of approximately 4.24 million units at a purchase price of $3.50 per unit. The purchase price per unit represents approximately a 7.2% discount to the 30-day trailing volume-weighted average price of Oncothyreon’s common stock through September 23, 2010. Each unit consists of one share of Oncothyreon’s common stock and a warrant to purchase 0.75 of a share of common stock. The warrants have an exercise price of $4.20 per share and will be exercisable at any time on or after the six-month anniversary of the closing date and prior to the fifth anniversary of the earlier of the date on which the shares underlying the warrants may be freely sold pursuant to a resale registration statement or under Rule 144 promulgated under the Securities Act of 1933. The closing of the private placement is expected to take place on September 28, 2010 and is subject to the satisfaction of customary closing conditions. In connection with the closing, Oncothyreon will enter into a registration rights agreement with the purchasers of the securities issued in the private placement. Oncothyreon plans to use the proceeds from the private placement for general corporate purposes.
JMP Securities LLC acted as the lead placement agent and ROTH Capital Partners, LLC as the co-agent for the private placement transaction.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Pursuant to the terms of the registration rights agreement to be entered into at the closing, Oncothyreon will agree to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock, including the shares of common stock issuable upon exercise of the warrants, sold in the private placement.

About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer.
Forward-Looking Statements
This press release contains statements that are forward-looking, including statements regarding Oncothyreon’s expectations regarding the amount and expected uses of the proceeds that will be received in the private placement, the expected closing date of the private placement transaction, and the anticipated filing of a registration statement to cover the resale of the shares sold in the private placement. Although Oncothyreon believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. Forward-looking statements involve risks and uncertainties, many of which are beyond Oncothyreon’s control. These risks, uncertainties and other factors could cause actual results to differ materially from those projected in forward-looking statements. For a detailed description of such risks and uncertainties, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on U.S. EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.
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Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com
ONCOTHYREON INC.
2601 Fourth Avenue, Suite 500
Seattle, WA 98121
Tel: (206) 801-2100
Fax: (206) 801-2101
http://www.oncothyreon.com